UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 1, 2023

MINIM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-37649	04-2621506
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

848 Elm Street

Manchester, NH 03101

(Address of principal executive offices, including zip code)

(833) 966-4646

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act

Title of Each Class	Trading Symbol	Name of Each Exchange On Which Registered
Common Stock, $.01 par value per share	MINM	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 5, 2023, George I. Kassas, a director of Minim, Inc. (the “Company”), advised the Board of Directors that he intends to resign as a director of the Company effective September 15, 2023. Mr. Kassas also serves on the Company’s Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee of the Board of Directors. Mr. Kassas’ resignation is not due to a disagreement with the Company or its management on any matter relating to the Company’s operations, policies, or practices.

Item 8.01	Other Events

On September 1, 2023, in order to reduce its cash expenditures while continuing to pursue its existing strategic options, the Company implemented an approximately 78% reduction in its workforce, designed to reduce costs and extend the Company’s cash. The reduction reduced the Company’s workforce from 41 to 9 full-time employees. The Company estimates that it will incur approximately $29,230.77 of costs in connection with the reduction in workforce related to sales commissions owed to certain staff members to whom the Company had contractual commission obligations. The Company may incur other charges and will record these expenses, if any, in the appropriate period as they are determined. These estimates are subject to a number of assumptions, and actual results may differ. The Company may also incur additional costs not currently contemplated due to events that may occur as a result of, or that are associated with, the reduction in workforce.

With the reduction in workforce, the Company eliminated its teams and operations for hardware engineering, software engineering, product management and development, sales and marketing, customer and technical support, and logistics and operations.

As previously disclosed, the Company has continued to experience material liquidity pressures as it has attempted to manage its negative cash-flow position due to supply disruptions from its principal manufacturing partners as a result of the Company’s inability to pay past expenses, which has severely impacted revenue and its cash position. The Company’s actions thus far have not fully offset the Company’s lack of continual revenue from normal operations. As such, substantial doubt exists about our ability to continue as a going concern, and we will require additional liquidity to continue operations. The Company has been exploring all remaining alternatives, including strategic initiatives or selling assets, other strategic transactions and/or other measures, including obtaining relief under the U.S. Bankruptcy Code.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report contains “forward-looking statements”, within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements relate to Minim’s plans, expectations, and intentions regarding its liquidity situation and the outcome of the Company’s review of strategic alternatives, including engaging in a potential sale, reducing or delaying its business activities and strategic initiatives, or selling assets, other strategic transactions and/or other measures, including obtaining relief under the U.S. Bankruptcy Code, the Company’s funding levels and ability to continue operations, and expectations regarding future revenues, cash flow, and other related matters. Actual results may be materially different from expectations as a result of known and unknown risks, including the Company’s ability to continue as a going concern; the Company’s level of indebtedness and ability to make payments on, and satisfy the financial and other covenants contained in, its debt facilities, as well as its ability to engage in certain transactions and activities due to limitations and covenants contained in such facilities; its ability to generate sufficient cash resources to continue funding operations, including investments in working capital required to support growth-related commitments that it makes to customers, and the possibility that it may be unable to obtain any additional funding as needed or incur losses from operations in the future; any other statements regarding future growth, future cash needs, future operations, business plans and future financial results; and other risks set forth in Minim’s filings with the Securities and Exchange Commission. Minim cautions readers not to place undue reliance upon any such forward-looking statements, which speak only as of the date made. Minim expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statements to reflect any change in Minim’s expectations or any change in events, conditions or circumstance on which any such statement is based.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 7, 2023	MINIM, INC.

	By:	/s/ Jeremy Hitchcock
	Name:	Jeremy Hitchcock
	Title:	Executive Chairman of the Company